UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 W. Riverside Avenue, Suite 300 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 467-6993

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, on October 28, 2010, AmericanWest Bancorporation (the “Company”) filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Eastern District of Washington (the “Bankruptcy Court”) and, in connection therewith, entered into the previously reported Superpriority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), dated October 28, 2010, between the Company (in such capacity, the “Borrower”) and SKBHC Hawks Nest Acquisition Corp. (the “Lender”).

On November 17, 2010, the Borrower and the Lender entered into Amendment No. 1 to the DIP Credit Agreement (“Amendment No. 1”). Amendment No. 1 provides, among other changes, for the extension of the maturity date of the debtor-in-possession financing facility (the “DIP Financing Facility”) from December 12, 2010 to December 13, 2010, with such maturity date remaining subject to extension to December 27, 2010 upon written request by the Borrower and satisfaction of certain conditions. Amendment No. 1 also extends the period in which the Lender is committed to provide a loan to the Borrower from November 15, 2010 to November 22, 2010. The Lender’s commitment to lend to the Borrower remains subject to the satisfaction of certain conditions, including, among other things, receipt of all necessary governmental authorizations.

On November 18, 2010, the Bankruptcy Court approved an order authorizing the DIP Financing Facility, as amended pursuant to Amendment No. 1 thereto.

The foregoing summary of Amendment No. 1 and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 1 attached as Exhibit 1.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Amendment No. 1 to Superpriority Debtor-in-Possession Credit Agreement, dated November 17, 2010, by and between the Borrower and the Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION,
a Washington corporation

Date: November 22, 2010	By:	/s/ Patrick J. Rusnak
Patrick J. Rusnak
President and Chief Executive Officer